Exhibit 10.4

LOCK-UP AGREEMENT

This lock-up agreement, dated March ____, 2022 (this “Agreement”), by and between the undersigned holder (the “Holder”) and Eagle Pharmaceuticals, Inc., a Delaware corporation (the “Buyer”), is being executed and delivered in connection with the co-operation agreement, dated as of March ____, 2022 (the “Co-operation Agreement”), by and among the Buyer and Acacia Pharma Group PLC, a public company limited by shares, incorporated in England and Wales whose registered office is at The Officers’ Mess Royston Road, Duxford, Cambridge, England, CB22 4QH with company number 09759376 (the “Company”), pursuant to which the Buyer intends to acquire the entire issued and to be issued share capital of the Company (the “Acquisition”) which is proposed to be implemented by way of a scheme of arrangement under Part 26 of the UK Companies Act 2006 (the “Scheme”), with the Company continuing as a wholly-owned subsidiary of the Buyer, pursuant to the terms and subject to the conditions provided for in the Co-operation Agreement and the Scheme (as defined in the Co-operation Agreement) (the “Transaction” and the date the Transaction is consummated, the “Effective Date”).

WHEREAS, the Holder is a shareholder of the Company immediately prior to the consummation of the Transaction and, as such, will benefit from the transactions contemplated by the Co-operation Agreement and the Scheme; and

WHEREAS, the execution and delivery of this Agreement by the Holder is a condition to the Holder’s receipt of a portion of the consideration provided for in connection with the Scheme, a portion of which may be paid in New Eagle Shares (as defined in the Co-operation Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

1.	Lock-Up.

(a)	The Holder shall not, other than with the consent of the Buyer’s board of directors, offer, sell, lease, contract to sell, pledge, assign, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, the shares of common stock, par value $0.001 per share, of the Buyer (“Buyer Common Stock”) issued in the Holder’s favor by the Buyer within 14 days of the Effective Date in connection with the Scheme (each such issued shares of Buyer Common Stock, as applicable, the “Locked-Up Shares”), until the later of: (i) six months following the effective date of issuance of Buyer Common Stock in favor of the Holder; and (ii) December 31, 2022 (such period, the “Lock-Up Period”).

(b)	Notwithstanding the provisions of Section 1(a), during the Lock-Up Period, the Holder may transfer all or a portion of the Locked-Up Shares: (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing, in form and substance reasonably satisfactory to the Buyer, to be bound by the restrictions set forth in this Section 1, (ii) to the Holder’s affiliates (including, if applicable, commonly controlled or managed investment funds (or to any member, shareholder or limited or general partner of any such investment funds)) who execute a written joinder to this Agreement; provided that the Holder’s affiliates agree in writing, in form and substance reasonably satisfactory to the Buyer, to be bound by the restrictions set forth in this Section 1, or (iii) pursuant to any transaction approved or recommended by the Buyer’s board of directors, including any tender offer, stock split, share subdivision or consolidation, bonus issue, dividend or combination, or any reclassification, recapitalization, merger, amalgamation, consolidation, exchange or other similar reorganization. For purposes hereof, “affiliate” shall mean, as applied to any entity, any other entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, such entity, or any director, manager or officer of such entity (for purposes hereof, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise).

(c)	The Holder, for the duration of the Lock-Up Period, consents to the entry of stop transfer instructions with the Buyer’s transfer agent and registrar against the transfer of the Locked-Up Shares except in compliance with the restrictions set forth in this Section 1.

(d)	The Holder acknowledges that the Locked-Up Shares bear the following legend evidencing the lock-up restrictions set forth in this Section 1 (which legend the Buyer shall cause to be removed promptly upon the end of the applicable Lock-Up Period):

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE OR BOOK ENTRY POSITION ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNTIL THE LATER OF: (I) SIX MONTHS FOLLOWING THE EFFECTIVE DATE OF THEIR ISSUANCE, AND (II) DECEMBER 31, 2022 PURSUANT TO A LOCK-UP AGREEMENT, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY. A COPY OF THE LOCK-UP AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY AND MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE CORPORATION.”

2.	Representations and Warranties. The Holder hereby represents and warrants to the Buyer that the Holder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Holder and is a legal, valid and binding obligation of the Holder, enforceable against it in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.	Binding Effect. This Agreement shall be binding upon the parties hereto and each of their heirs, beneficiaries, legal representatives, successors and assigns, as applicable.

4.	Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of Delaware.

5.	Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties hereto further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

6.	Counterparts. This Agreement may be executed in a number of identical counterparts (including by PDF or other electronic transmission), all of which shall constitute one agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

HOLDER:

[-]

By:
Name:
Title:

[Signature page to lock-up agreement]

BUYER:

EAGLE PHARMACEUTICALS, INC.

By:
Name:	Scott Tarriff
Title:	Director

[Signature page to lock-up agreement]